                                                                   Years Ended December 31,
                                        --------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                        --------------  ---------------  ---------------  --------------  --------------
Net income.........................     $ 41,255,000     $ 29,400,000    $  3,836,000     $    519,000    $  1,192,000
Minority interest..................       16,049,000       11,208,000       8,566,000                -               -
Interest expense...................        3,153,000        2,361,000           1,000                -               -
                                        --------------  ---------------  ---------------  --------------  --------------
Earnings available to cover fixed
   charges.........................     $60,457,000      $ 42,969,000    $ 12,403,000     $    519,000    $  1,192,000
                                        ==============  ===============  ===============  ==============  ==============


Fixed charges (1)..................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions............        7,562,000                -               -                -               -
                                        --------------  ---------------  ---------------  --------------  --------------
Combined  fixed charges and
   preferred distributions.........     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                        ==============  ===============  ===============  ==============  ==============

Ratio of earnings to fixed charges.            14.60            16.34          12,403         N/A              N/A
                                        ==============  ===============  ===============  ==============  ==============

Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             5.17            16.34          12,403         N/A              N/A
                                        ==============  ===============  ===============  ==============  ==============

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                   Years Ended December 31,
                                        --------------------------------------------------------------------------------
                                            1999             1998            1997             1996            1995
                                        --------------  ---------------  ---------------  --------------  --------------
FFO................................     $ 76,353,000     $ 57,430,000    $ 17,597,000     $    303,000    $    720,000
Interest expense...................        3,153,000        2,361,000           1,000                -               -
Minority  interest in income -
   preferred units.................        4,156,000                -               -                -               -
Preferred dividends................        3,406,000                -               -                -               -
                                        --------------  ---------------  ---------------  --------------  --------------
Adjusted FFO  available to cover
   fixed charges...................     $ 87,068,000     $ 59,791,000    $ 17,598,000     $    303,000    $    720,000
                                        ==============  ===============  ===============  ==============  ==============

Fixed charges (1)..................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions............        7,562,000                -               -                -               -
                                        --------------  ---------------  ---------------  --------------  --------------
Combined   fixed    charges    and
   preferred distributions.........     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                        ==============  ===============  ===============  ==============  ==============

Ratio of FFO to fixed charges......            21.02            22.74          17,598         N/A              N/A
                                        ==============  ===============  ===============  ==============  ==============
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             7.44            22.74          17,598         N/A              N/A
                                        ==============  ===============  ===============  ==============  ==============

(1) Fixed charges include interest expense plus capitalized interest.